As filed with the Securities and Exchange Commission on September 11, 2003.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEVELOPERS DIVERSIFIED REALTY CORPORATION
 (Exact name of registrant as specified in its charter)

Ohio	34-1723097

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)

2002 DEVELOPERS DIVERSIFIED REALTY CORPORATION
EQUITY-BASED AWARD PLAN

SHARE OPTION GRANTS OUTSIDE OF A PLAN

RESTRICTED SHARE GRANTS OUTSIDE OF A PLAN
(Full title of the plans)

SCOTT A. WOLSTEIN, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44112
(Name and address of agent for service)

(216) 755-5500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed maximum	Proposed maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price per	offering	registration
registered	registered	unit(1)	price(1)	fee(1)

Common Shares, without par value (2)	3,100,000 Shares	$29.75	$92,225,000	$7,461

Common Shares, without par value (3)	126,500 Shares	29.75	3,763,375	304.46

Common Shares, without par value (4)	700 Shares	29.75	20,825	1.68

Total	3,227,200 Shares	n/a	$96,009,200	$7,767.14

(1)	The registration fee has been calculated pursuant to Rule 457(c) and (h) based on the average of the high and low sale prices on September 8, 2003 of the Registrant’s Common Shares as reported on the New York Stock Exchange.

(2)	These shares are reserved for issuance under the 2002 Developers Diversified Realty Corporation Equity-Based Award Plan.

(3)	These shares have been reserved for issuance under our share option grants to non-employee directors outside of a plan.

(4)	These shares have been reserved for issuance in connection with restricted share grants outside of a plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 8. Exhibits.
Item 9. Undertakings
Signatures
EXHIBIT INDEX
EX-5.01 Opinion of Baker and Hostetler LLP
EX-23.01 Consent of PricewaterhouseCoopers LLP
EX-23.02 Consent of Ernst & Young LLP
EX-99.02 Form of Stock Option Agreement
EX-99.03 Form of Restricted Shares Agreement

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, as amended, and June 30, 2003;

(c)	The Company’s Current Reports on Form 8-K dated:

(i)	February 11, 2002 and filed on October 30, 2002;

(ii)	November 15, 2002 and filed on December 2, 2002;

(iii)	January 2, 2003 and filed on March 19, 2003;

(iv)	March 19, 2003 and filed on March 21, 2003;

(v)	May 15, 2003 and filed on June 24, 2003;

(vi)	June 26, 2003 and filed on June 26, 2003;

(vii)	August 14, 2003 and filed on August 25, 2003; and

(viii)	August 14, 2003 and filed on August 25, 2003.

(d)	The description of the Company’s Common Shares contained in the Company’s Registration Statement on Form 8-A dated January 26, 1993.

Item 5. Interests of Named Experts and Counsel.

     The legality of the Common Shares offered hereby has been passed upon for the Company by Baker & Hostetler LLP, Cleveland, Ohio. Albert T. Adams, a director of the Company, is a partner of Baker & Hostetler LLP.

Item 6. Indemnification of Directors and Officers.

     The Ohio Revised Code (“Ohio Code”) authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (ii) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation. Unless the only liability asserted against a director is for certain unlawful distributions, the indemnification provisions of the Ohio Code provide for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director of the Corporation upon the receipt of an undertaking to reasonably cooperate with the corporation concerning the action, suit or proceeding and to repay such amount if it is proved that his or her action or failure to act was with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of his status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Code.

     The Registrant’s Code of Regulations provides for the indemnification of directors and officers of Registrant to the maximum extent permitted by Ohio law as authorized by the Board of Directors of the Registrant (“Board”). The Board may authorize the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that a director or officer was a party to by reason of the fact that he or she is or was a director or officer of the Registrant upon the receipt of an undertaking to repay such amount, unless it is ultimately determined that the director or officer is entitled to indemnification.

     The Registrant maintains a directors’ and officers’ insurance policy which insures the officers and directors of the Registrant against any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

     The Registrant has entered into indemnification agreements with its officers and directors which provide for indemnification to the fullest extent permitted under Ohio law.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.01	Amended and Restated Articles of Incorporation of Developers Diversified Realty Corporation, as amended (1)

4.02	Second Amendment to the Amended and Restated Articles of Incorporation of Developers Diversified Realty Corporation, as amended (1)

4.03	Third Amendment to the Amended and Restated Articles of Incorporation of Developers Diversified Realty Corporation, as amended (1)

4.04	Fourth Amendment to the Amended and Restated Articles of Incorporation of Developers Diversified Realty Corporation, as amended (1)

4.05	Fifth Amendment to the Amended and Restated Articles of Incorporation of Developers Diversified Realty Corporation, as amended (1)

4.06	Code of Regulations of Developers Diversified Realty Corporation, as amended (1)

5.01	Opinion of Baker & Hostetler LLP as to the legality of the Common Shares being registered

23.01	Consent of PricewaterhouseCoopers LLP

23.02	Consent of Ernst & Young LLP

23.03	Consent of Baker & Hostetler LLP (included in Exhibit 5.01 hereto)

24.01	Powers of Attorney (included on signature page hereto)

99.01	2002 Developers Diversified Realty Corporation Equity-Based Award Plan (2)

99.02	Form of Share Option Agreement for share option grants outside of a plan.

99.03	Form of Restricted Shares Agreement for restricted shares grants outside of a plan.

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-3 (No. 333-108361) filed on August 29, 2003.

(2)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2002, for the quarterly period ended June 30, 2002.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”).

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, That paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, described under Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 11th day of September, 2003.

DEVELOPERS DIVERSIFIED REALTY CORPORATION (Registrant)

By /s/ SCOTT A. WOLSTEIN Scott A. Wolstein, Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott A. Wolstein, David M. Jacobstein and Albert T. Adams, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on this 11th day of September, 2003.

/s/ SCOTT A. WOLSTEIN Scott A. Wolstein	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ WILLIAM H. SCHAFER William H. Schafer	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ DAVID M. JACOBSTEIN David M. Jacobstein	President, Chief Operating Officer and Director

/s/ ALBERT T. ADAMS Albert T. Adams	Director

/s/ DEAN S. ADLER Dean S. Adler	Director

/s/ BARRY A. SHOLEM Barry A. Sholem	Director

Terrance R. Ahern	Director

/s/ ROBERT H. GIDEL Robert H. Gidel	Director

/s/ DANIEL B. HURWITZ Daniel B. Hurwitz	Executive Vice President and Director

/s/ VICTOR B. MACFARLANE Victor B. MacFarlane	Director

/s/ BERT L. WOLSTEIN Bert L. Wolstein	Director

Craig Macnab	Director

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

4.01	Amended and Restated Articles of Incorporation of Developers Diversified Realty Corporation, as amended (1)

4.02	Second Amendment to the Amended and Restated Articles of Incorporation of Developers Diversified Realty Corporation, as amended (1)

4.03	Third Amendment to the Amended and Restated Articles of Incorporation of Developers Diversified Realty Corporation, as amended (1)

4.04	Fourth Amendment to the Amended and Restated Articles of Incorporation of Developers Diversified Realty Corporation, as amended (1)

4.05	Fifth Amendment to the Amended and Restated Articles of Incorporation of Developers Diversified Realty Corporation, as amended (1)

4.06	Code of Regulations of Developers Diversified Realty Corporation, as amended (1)

5.01	Opinion of Baker & Hostetler LLP as to the legality of the Common Shares being registered

23.01	Consent of PricewaterhouseCoopers LLP

23.02	Consent of Ernst & Young LLP

23.03	Consent of Baker & Hostetler LLP (included in Exhibit 5.01 hereto)

24.01	Powers of Attorney (included on signature page hereto)

99.01	2002 Developers Diversified Realty Corporation Equity-Based Award Plan (2)

99.02	Form of Share Option Agreement for share option grants outside of a plan.

99.03	Form of Restricted Shares Agreement for restricted shares grants outside of a plan.

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-3 (No. 333-108361) filed on August 29, 2003.

(2)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2002, for the quarterly period ended June 30, 2002.